UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 19, 2001


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

               I.R.S. Employer Identification Number: 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

Item 5.  Other Events.

     On September 28, 2001, Calpine Corporation issued the press release attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

     99.1 Press release dated  September 28, 2001.

     99.2 Amended and Restated Rights Agreement, dated as of September 19, 2001, between Calpine Corporation and EquiServe Trust Company, N.A., as Rights Agent (incorporated by reference to Calpine Corporation's Registration Statement on Form 8-A/A (Amendment No. 3) filed with the SEC on September 28, 2001).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                               CALPINE CORPORATION


                            By: /s/ Ann B. Curtis
                                -----------------
                                  Ann B. Curtis
                            Executive Vice President
Date: September 28, 2001

EXHIBIT 99.1
                                              NEWS RELEASE Contact: 408/995-5115
                                        Media Relations: Katherine Potter, x1168
                                         Investor Relations: Rick Barraza, x1125

             CALPINE CORPORATION AMENDS STOCKHOLDER RIGHTS AGREEMENT

(SAN JOSE, CALIF.) September 28, 2001 - San Jose, California-based Calpine Corporation (NYSE:CPN), the nation's leading independent power company, announced today that it has amended certain provisions of its Rights Agreement, which it adopted in 1997.

The amendments include an increase in the exercise price of the Rights from $80 to $140 per unit of preferred stock. This change has been made in response to an increase in the market price of Calpine's common stock since the Rights Agreement was adopted. The Rights Agreement also has been amended to provide that the exercise price will be proportionately adjusted in the event of any future stock splits or combinations of Calpine's common stock, and the period during which the Rights remain exercisable following the occurrence of a triggering event (such as a person acquiring 15% or more of Calpine's common stock) has been limited to 90 days.

Another change is the elimination of the requirement that certain actions under the Rights Agreement can be taken only by "Continuing Directors," who are defined generally as the incumbent directors when the Rights Agreement was adopted and those directors subsequently elected with the approval of Continuing Directors. As amended, all actions that previously required the consent of the Continuing Directors now can be taken by the Board of Director as it is constituted from time to time.

The terms of the Rights Agreement as it has been amended are set forth in an Amended and Restated Rights Agreement, dated as of September 19, 2001, between Calpine and EquiServe Trust Company, N.A., as Rights Agent, a copy of which is being filed with the Securities and Exchange Commission.

About Calpine

Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. To date, the company has approximately 34,600 megawatts of base load capacity and 8,000 megawatts of peaking capacity in operation, under construction, pending acquisitions and in announced development in 29 states, the United Kingdom and Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its web site at www.calpine.com.